Exhibit 99.1
NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS

FISCAL 2025 Q1 HIGHLIGHTS

•Net sales of $928.5 million decreased 2.7% YoY
•Operating income of $72.3 million, or $74.6 million adjusted to exclude restructuring and other costs1
•Operating margin of 7.8%, or 8.0% excluding the adjustments described above1
•Diluted EPS of $0.83 vs. $1.22 in the prior fiscal year quarter
•Adjusted diluted EPS of $0.86 vs. $1.25 in the prior fiscal year quarter1

MELVILLE, N.Y. and DAVIDSON, N.C. (JANUARY 8, 2025) - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM) (“MSC,” “MSC Industrial,” the “Company,” “we,” “us,” or “our”), a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2025 first quarter ended November 30, 2024.

Financial Highlights [2]	FY25 Q1		FY24 Q1		Change
Net Sales	$928.5		$954.0		(2.7)%
Income from Operations	$72.3		$101.6		(28.8)%
Operating Margin	7.8%		10.6%
Net Income Attributable to MSC	$46.6		$69.4		(32.8)%
Diluted EPS	$0.83	[3]	$1.22	[3]	(32.0)%

Adjusted Financial Highlights [2]	FY25 Q1		FY24 Q1		Change
Net Sales	$928.5		$954.0		(2.7)%
Adjusted Income from Operations [1]	$74.6		$103.7		(28.0)%
Adjusted Operating Margin [1]	8.0%		10.9%
Adjusted Net Income Attributable to MSC [1]	$48.4		$70.9		(31.8)%
Adjusted Diluted EPS [1]	$0.86	[3]	$1.25	[3]	(31.2)%

[1] Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure are presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.
[3] Based on 56.1 million and 56.7 million weighted-average diluted shares outstanding for FY25 Q1 and FY24 Q1, respectively.

Erik Gershwind, Chief Executive Officer, said, “Our first quarter results reflect solid performance in a challenging operating environment. During the quarter, we returned to growth in the Public Sector and continued expanding our solutions footprint. While this is an encouraging start to the fiscal year, there is room for improvement, which we are addressing through the three pillars of our Mission Critical strategy.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, “Our first quarter performance exceeded our expectations. Average daily sales declined 2.7% year-over-year while gross margin performed as expected. This higher than expected revenue resulted in adjusted operating margin for the first quarter exceeding the high end of our outlook by approximately 50 basis points. We also generated significant free cash flow which, along with our strong balance sheet, provides financial optionality and allows us to return cash to shareholders in the form of dividends and share repurchases.”

Gershwind concluded, “Looking ahead, macro conditions remain soft in the near term as reflected by our December growth rate, which was significantly weighed down by holiday and fiscal calendar timing, particularly during the last week of our fiscal month ending January 4th. However, we remain bullish on our long-term growth trajectory. Our self-help initiatives, such as the execution of our productivity pipeline and Mission Critical strategy, will bolster results as the end-markets with our greatest exposure return to more normalized demand levels.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	2

Second Quarter Fiscal 2025 Financial Outlook
ADS Growth (YoY)	(5.0)% - (3.0)%
Adjusted Operating Margin[1]	6.5% - 7.5%

Full-Year Fiscal 2025 Outlook for Certain Financial Metrics Maintained
•Depreciation and amortization expense of ~$90M-$95M
•Interest and other expense of ~$45M
•Capital expenditures of ~$100M-$110M
•Free cash flow conversion1 of ~100%
•Tax rate of ~24.5%-25.0%

(1) Guidance provided is a non-GAAP figure presented on an adjusted basis. For further details see the Non-GAAP financial measures information presented in the schedules accompanying this press release.

Conference Call Information
MSC will host a conference call today at 8:30 a.m. EDT to review the Company’s fiscal 2025 first quarter results. The call, accompanying slides, and other operational statistics may be accessed at: https://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until January 22, 2025. The Company’s reporting date for its fiscal 2025 second quarter is scheduled for April 3, 2025.

Contact Information
Investors:	Media:
Ryan Mills, CFA	Zivanai Mutize
Head of Investor Relations	Head of Corporate Communications
Rmills@mscdirect.com	Zivanai.mutize@mscdirect.com

About MSC Industrial Supply Co.
MSC Industrial Supply Co. (NYSE:MSM) is a leading North American distributor of a broad range of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately 2.4 million products, inventory management and other supply chain solutions, and deep expertise from more than 80 years of working with customers across industries. Our experienced team of more than 7,000 associates works with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements
Statements in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, that address activities, events or developments that MSC expects, believes or anticipates will or may occur in the future, including statements about results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth and profitability are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. In addition, statements which refer to expectations, projections or other characterizations of future events or circumstances, statements involving a discussion of strategy, plans or intentions, statements about management’s assumptions, projections or predictions of future events or market outlook and any other statement other than a statement of present or historical fact are forward-looking statements. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. In addition, new risks may emerge from time to time and it is not possible for management to predict such risks or to assess the impact of such risks on our business or financial results. Accordingly, future results may differ materially from historical results or from those discussed or implied by these forward-looking statements. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: general economic conditions in the markets in which we operate; changing customer and product mixes; volatility in commodity, energy and labor prices, and the impact of prolonged periods of low, high or rapid inflation; competition, including the adoption by competitors of aggressive pricing strategies or sales methods; industry consolidation and other changes in the industrial distribution sector; the applicability of laws and regulations relating to our status as a supplier to the U.S. government and public sector; the credit risk of our customers; the risk of customer cancellation or rescheduling of orders; our ability to accurately forecast customer demands; customer cancellations or rescheduling of orders; interruptions in our ability to make deliveries to customers; supply chain disruptions; our ability to attract and retain sales and customer service personnel; the risk of loss of key suppliers or contractors or key brands; changes to trade policies or trade relationships; risks associated with opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; interruption of operations at our headquarters or customer fulfillment centers; products liability due to the nature of the

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	3

products that we sell; impairments of goodwill and other indefinite-lived intangible assets; the impact of climate change; operating and financial restrictions imposed by the terms of our material debt instruments; our ability to access additional liquidity; the significant influence that our principal shareholders will continue to have over our decisions; our ability to execute on our E-commerce strategies and maintain our digital platforms; costs associated with maintaining our information technology (“IT”) systems and complying with data privacy laws; our ability to remediate a material weakness in our internal control over financial reporting and to maintain effective internal control over financial reporting and our disclosure controls and procedures in the future; disruptions or breaches of our IT systems or violations of data privacy laws, including such disruptions or breaches in connection with our E-commerce channels; risks related to online payment methods and other online transactions; the retention of key management personnel; litigation risk due to the nature of our business; failure to comply with environmental, health, and safety laws and regulations; and our ability to comply with, and the costs associated with, social and environmental responsibility policies. Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the United States Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	4

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Balance Sheets
(In thousands)

	November 30, 2024	August 31, 2024
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$57,266	$29,588
Accounts receivable, net of allowance for credit losses	407,801	412,122
Inventories	636,652	643,904
Prepaid expenses and other current assets	104,673	102,475
Total current assets	1,206,392	1,188,089
Property, plant and equipment, net	362,336	360,255
Goodwill	722,620	723,894
Identifiable intangibles, net	96,826	101,147
Operating lease assets	55,111	58,649
Other assets	30,237	30,279
Total assets	$2,473,522	$2,462,313
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$230,077	$229,911
Current portion of operating lease liabilities	21,131	21,941
Accounts payable	208,697	205,933
Accrued expenses and other current liabilities	166,383	147,642
Total current liabilities	626,288	605,427
Long-term debt including obligations under finance leases	289,890	278,853
Noncurrent operating lease liabilities	34,654	37,468
Deferred income taxes and tax uncertainties	139,284	139,283
Total liabilities	1,090,116	1,061,031
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	57	57
Additional paid-in capital	1,075,861	1,070,269
Retained earnings	443,349	456,850
Accumulated other comprehensive loss	(24,976)	(21,144)
Class A treasury stock, at cost	(119,207)	(114,235)
Total MSC Industrial shareholders’ equity	1,375,084	1,391,797
Noncontrolling interest	8,322	9,485
Total shareholders’ equity	1,383,406	1,401,282
Total liabilities and shareholders’ equity	$2,473,522	$2,462,313

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	5

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Thirteen Weeks Ended
	November 30, 2024	December 2, 2023
Net sales	$928,484	$953,969
Cost of goods sold	550,297	560,852
Gross profit	378,187	393,117
Operating expenses	303,563	290,633
Restructuring and other costs	2,344	916
Income from operations	72,280	101,568
Other income (expense):
Interest expense	(6,075)	(5,320)
Interest income	341	125
Other expense, net	(5,944)	(5,055)
Total other expense	(11,678)	(10,250)
Income before provision for income taxes	60,602	91,318
Provision for income taxes	14,908	22,190
Net income	45,694	69,128
Less: Net loss attributable to noncontrolling interest	(929)	(222)
Net income attributable to MSC Industrial	$46,623	$69,350
Per share data attributable to MSC Industrial:
Net income per common share:
Basic	$0.83	$1.23
Diluted	$0.83	$1.22
Weighted-average shares used in computing net income per common share:
Basic	55,897	56,429
Diluted	56,068	56,723

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	6

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Comprehensive Income
(In thousands)
(Unaudited)

	Thirteen Weeks Ended
	November 30, 2024	December 2, 2023
Net income, as reported	$45,694	$69,128
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(4,066)	404
Comprehensive income	41,628	69,532
Comprehensive income attributable to noncontrolling interest:
Net loss	929	222
Foreign currency translation adjustments	234	44
Comprehensive income attributable to MSC Industrial	$42,791	$69,798

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	7

MSC INDUSTRIAL DIRECT CO., INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)(Unaudited)

	Thirteen Weeks Ended
	November 30, 2024	December 2, 2023
Cash Flows from Operating Activities:
Net income	$45,694	$69,128
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,682	19,782
Amortization of cloud computing arrangements	504	405
Non-cash operating lease cost	6,070	5,559
Stock-based compensation	3,562	5,201
Loss on disposal of property, plant and equipment	188	98
Non-cash changes in fair value of estimated contingent consideration	245	220
Provision for credit losses	2,521	90
Expenditures for cloud computing arrangements	(332)	(3,039)
Changes in operating assets and liabilities:
Accounts receivable	455	21,170
Inventories	5,491	17,218
Prepaid expenses and other current assets	(2,629)	(15,588)
Operating lease liabilities	(6,152)	(5,717)
Other assets	(154)	54
Accounts payable and accrued liabilities	24,723	(33,413)
Total adjustments	56,174	12,040
Net cash provided by operating activities	101,868	81,168
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(20,168)	(18,433)
Cash used in acquisitions, net of cash acquired	(240)	—
Net cash used in investing activities	(20,408)	(18,433)
Cash Flows from Financing Activities:
Repurchases of Class A Common Stock	(18,072)	(132,045)
Payments of regular cash dividends	(47,537)	(47,192)
Proceeds from sale of Class A Common Stock in connection with Associate Stock Purchase Plan	1,029	1,144
Proceeds from exercise of Class A Common Stock options	120	6,852
Borrowings under credit facilities	111,500	148,000
Payments under credit facilities	(99,750)	(65,000)
Borrowings under financing obligations	—	1,624
Other, net	(649)	(574)
Net cash used in financing activities	(53,359)	(87,191)
Effect of foreign exchange rate changes on cash and cash equivalents	(423)	209
Net increase (decrease) in cash and cash equivalents	27,678	(24,247)
Cash and cash equivalents—beginning of period	29,588	50,052
Cash and cash equivalents—end of period	$57,266	$25,805

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$13,500	$5,454
Cash paid for interest	$6,262	$4,882

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	8

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude share reclassification costs (prior year), restructuring and other costs and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measure and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measure.

This press release also includes certain forward-looking information that is not presented in accordance with GAAP. The Company believes that a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts because a reconciliation of these non-GAAP financial measures would require the Company to predict the timing and likelihood of potential future events such as restructurings, M&A activity, capital expenditures and other infrequent or unusual gains and losses. Neither the timing or likelihood of these events, nor their probable significance, can be quantified with a reasonable degree of accuracy. Accordingly, a reconciliation of such forward-looking information to the most directly comparable GAAP financial measure is not provided.

•Results Excluding Share Reclassification Costs (prior year) and Restructuring and Other Costs

In calculating certain non-GAAP financial measures, we exclude share reclassification costs (prior year), restructuring and other costs and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparing with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	9

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended November 30, 2024
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability	Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Adjusted Total MSC Industrial
Net Sales	$928,484	$—	$928,484

Cost of Goods Sold	550,297	—	550,297

Gross Profit	378,187	—	378,187
Gross Margin	40.7%	—%	40.7%

Operating Expenses	303,563	—	303,563
Operating Expenses as % of Sales	32.7%		32.7%

Restructuring and Other Costs	2,344	2,344	—

Income from Operations	72,280	(2,344)	74,624
Operating Margin	7.8%	0.3%	8.0%

Total Other Expense	(11,678)	—	(11,678)

Income before provision for income taxes	60,602	(2,344)	62,946

Provision for income taxes	14,908	(577)	15,485
Net income	45,694	(1,767)	47,461
Net loss attributable to noncontrolling interest	(929)	—	(929)
Net income attributable to MSC Industrial	$46,623	$(1,767)	$48,390

Net income per common share:
Diluted	$0.83	$(0.03)	$0.86

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2025 FIRST QUARTER RESULTS	10

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Fiscal Quarter Ended December 2, 2023
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability		Non-GAAP Financial Measure
	Total MSC Industrial	Restructuring and Other Costs	Share Reclassification Costs	Adjusted Total MSC Industrial
Net Sales	$953,969	$—	$—	$953,969

Cost of Goods Sold	560,852	—	—	560,852

Gross Profit	393,117	—	—	393,117
Gross Margin	41.2%	—%	—%	41.2%

Operating Expenses	290,633	—	1,187	289,446
Operating Expenses as % of Sales	30.5%	—%	(0.1)%	30.3%

Restructuring and Other Costs	916	916	—	—

Income from Operations	101,568	(916)	(1,187)	103,671
Operating Margin	10.6%	0.1%	0.1%	10.9%

Total Other Expense	(10,250)	—	—	(10,250)

Income before provision for income taxes	91,318	(916)	(1,187)	93,421

Provision for income taxes	22,190	(223)	(288)	22,701
Net income	69,128	(693)	(899)	70,720
Net loss attributable to noncontrolling interest	(222)	—	—	(222)
Net income attributable to MSC Industrial	$69,350	$(693)	$(899)	$70,942

Net income per common share:
Diluted	$1.22	$(0.01)	$(0.02)	$1.25

*Individual amounts may not agree to the total due to rounding.